                                                                    EXHIBIT 99.1


           M A C K - C A L I   R E A L T Y   C O R P O R A T I O N

     For Immediate Release

     Contact:  Mitchell E. Hersh             Robert Siegfried/Roanne Kulakoff
               Chief Executive Officer       Kekst and Company
               (908) 272-8000                (212) 521-4800


              MACK-CALI AND PRENTISS PROPERTIES TERMINATE MERGER


     CRANFORD, NJ and DALLAS, TX, September 22, 2000 - Mack-Cali Realty Corporation (NYSE: CLI) and Prentiss Properties Trust (NYSE: PP) announced the termination of their agreement to merge the two companies.

     Under the terms of the negotiated termination agreement, Prentiss Properties will acquire Mack-Cali's 270,000 square foot Cielo Center in Austin, Texas for $47.1 million. In connection with the transaction, Mack-Cali deposited $25 million into an escrow account for the benefit of Prentiss Properties.

     "While we still believe in the merits of the merger, the termination of the agreement at this point is in the best interests of both companies," said Thomas August, Chief Executive Officer of Prentiss Properties. "We're disappointed that the merger will not occur," said Mitchell Hersh, Chief Executive Officer of Mack-Cali. "This settlement however allows Mack-Cali and Prentiss to refocus on their core strategies."

     Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 266 properties, primarily office and office/flex buildings, totaling approximately 28.2 million square feet, located in 12 states and the District of Columbia. The properties, which are primarily located in the Northeast, enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,400 tenants.

     Additional information on Mack-Cali Realty Corporation is available on the Company's Web site at www.mack-cali.com.

     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal Securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office, office/flex and industrial/warehouse properties; interest rate levels; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.






     #  #  #

          M A C K - C A L I   R E A L T Y   C O R P O R A T I O N

For Immediate Release
Contact:  Mitchell E. Hersh             Robert Siegfried/Roanne Kulakoff
          Chief Executive Officer       Kekst and Company
          (908) 272-8000                (212) 521-4800


          MACK-CALI REALTY CORPORATION AND PRENTISS PROPERTIES TRUST
                     TERMINATE MERGER AGREEMENT

- Mack-Cali to Focus on High-Barrier-to-Entry Markets, with Particular Emphasis on Mid Atlantic and Northeast Corridor, to Build Shareholder Value -

        MACK-CALI ANNOUNCES ENHANCED COMMON STOCK REPURCHASE PROGRAM

CRANFORD, N.J.- September 22, 2000- Mack-Cali Realty Corporation (NYSE: CLI) announced today that Mack-Cali and Prentiss Properties Trust (NYSE: PP) have mutually agreed to terminate their previously announced merger agreement. In addition, Mack-Cali's Board of Directors has authorized an increased share repurchase program through which Mack-Cali is authorized to repurchase up to $150 million of its outstanding common stock in the open market or through private transactions with the amount and timing of repurchases depending on market conditions. The Board previously had authorized the repurchase of up to $100 million of Mack-Cali common stock, of which the Company has already purchased approximately $52.6 million. Mack-Cali currently has 73.3 million shares and units outstanding.

Mitchell E. Hersh, chief executive officer of Mack-Cali, stated, "The priority of the Board of Directors and management of Mack-Cali is to achieve enhanced shareholder value. We have carefully explored where Mack-Cali is today and concluded that having the flexibility and authorization to repurchase up to $150 million Mack-Cali common shares is a prudent use of our resources given our confidence in the long-term potential of the company."

According to Mr. Hersh, the Mack-Cali Board determined that termination of the merger agreement with Prentiss Properties also is in the best interests of Mack-Cali shareholders after lengthy discussions with Prentiss Properties and an extensive internal strategic review conducted to identify Mack-Cali's strongest growth prospects. Mack-Cali worked with Donaldson, Lufkin & Jenrette in connection with the strategic review and with Prudential Securities Incorporated and Donaldson, Lufkin & Jenrette with respect to the Prentiss transaction.

"We have determined that it is in the best interests of Mack-Cali and its shareholders that we implement a highly focused growth strategy geared to attractive opportunities in high-barrier-to-entry markets, including locations such as California, but primarily predicated on our strong presence in the Mid-Atlantic and Northeast regions and an experienced operating infrastructure to take advantage of attractive opportunities consistent with this growth strategy."

Mr. Hersh concluded, "By pursuing this strategy, the Board and management team of Mack-Cali fully expect to realize greater operating efficiencies, enhanced net asset values and increased financial flexibility, and, in turn, to build greater value for shareholders in the form of strengthened financial performance, a higher dividend and a larger share repurchase program."

Under the terms of the negotiated termination agreement, Prentiss Properties will purchase from Mack-Cali for $47,175,000 Mack-Cali's 270,000 square-foot Cielo Center in Austin, Texas. The property was acquired by Mack-Cali in March 1998 for $37.4 million. In connection with the termination, Mack-Cali also deposited $25 million in an escrow account for the benefit of Prentiss Properties. This transaction is consistent with Mack-Cali's ongoing focus on the Mid Atlantic and Northeast regions and will be among other strategic property divestitures to further enhance Mack-Cali's financial strength.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 266 properties, primarily office and office/flex buildings, totaling approximately 28.2 million square feet, located in 12 states and the District of Columbia. The properties, which are primarily located in the Northeast, enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,400 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company's Web site at www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal Securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Many factors could cause Mack-Cali to delay or modify its self-tender offer. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or cause Mack-Cali to delay or modify its self-tender offer. Among those risks, trends and uncertainties are the general economic climate; the supply and demand for office, office/flex and industrial/warehouse properties; interest rate levels; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.